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FOR IMMEDIATE RELEASE



March 28, 2001


Contact:
           Richard F. Bonini                  Mario S. Levis
           Senior Executive                   Executive
           Vice-President and CFO             Vice-President & Treasurer
           Tel: (212)329-3729                 Tel: (787) 749-7108


           DORAL FINANCIAL CORPORATION ANNOUNCES THAT IT EXPECTS FIRST
                QUARTER EARNINGS TO EXCEED ANALYSTS' EXPECTATIONS

         San Juan, Puerto Rico, March 28, 2001, Doral Financial Corporation (NASDAQ:DORL) announced today that due to strong performance from all of its business units, it currently expects that its earnings for the first quarter ending March 31, 2001 would exceed first quarter 2000 record earnings by approximately 26% and most recent security analysts' estimates of Doral Financial's earnings for the first quarter of 2001 by approximately 10%. The anticipated increase in earnings does not include an anticipated $5.9 million gain resulting from the cumulative effect of a change in accounting principles related to a reclassification of securities in connection with the implementation of SFAS. No. 133.

         The Company, a financial holding company, is the largest residential mortgage lender in Puerto Rico and is the parent company of Doral Bank, Puerto Rico's fastest growing commercial bank; Doral Mortgage Corporation, the leading mortgage banker in Puerto Rico, two smaller mortgage companies; Doral Securities, a Puerto Rico based investment banking and brokerage firm; Doral Bank, FSB, a federal savings bank based in New York City and Doral Insurance Agency, Inc. which commenced operations in Puerto Rico in December 2000.

FORWARD LOOKING STATEMENTS

         This press release contains certain "forward-looking statements" concerning Doral Financial's economic future performance. The word "expect", "anticipate" and similar expressions are meant to identify "forward-looking statements"


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within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks or uncertainties, including risks described in Doral Financial's filings with the Securities and Exchange Commission.